Exhibit 32

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

Each of the undersigned, the Chief Executive Officer, and Corporate Controller (Interim Principal Financial Officer) of Calavo Growers, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, this Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended October 31, 2019, as amended with the Securities and Exchange Commission on the date hereof (jointly, the “Report”), fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 30, 2020

/s/ James Gibson
James Gibson
Chief Executive Officer

. John
/s/ Joel Silva
Joel Silva
Corporate Controller (Principal Accounting Officer and Interim Principal Financial Officer)